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                                                                 EXHIBIT 11.1
                           SOLIGEN TECHNOLOGIES, INC.

                        COMPUTATION OF NET LOSS PER SHARE

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
                                                                                          THREE MONTHS ENDED
                                                                                               JUNE 30,
                                                                                               --------
                                                                                        1999              1998
                                                                                        ----              ----
Weighted average number of shares
outstanding                                                                         32,718,000         32,682,000

Net loss                                                                           $  (120,000)       $  (203,000)

Net loss per share - basic and diluted                                             $     (0.00)       $     (0.01)
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